SEVENTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of November 5, 2015, by and among BRISTOW GROUP INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (as amended by that certain First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 22, 2011, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 2012, as further amended by that certain Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 29, 2013, as further amended by that certain Fourth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 14, 2014, as further amended by that certain Fifth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 17, 2015, as further amended by that certain Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 29, 2015, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower intends to enter into a new term loan credit facility among the Borrower, the lenders from time to time party thereto and SunTrust Bank, as administrative agent thereunder, consistent with the terms previously disclosed to the Administrative Agent and the Lenders (the “New Term Loan Credit Facility”), and the obligations in respect of which will be guaranteed by the Guarantors and secured by the Collateral on a pari passu basis with the Secured Obligations (as defined in the Security Agreement);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement in order to, among other things, permit the Borrower to enter into the New Term Loan Credit Facility, and the Lenders party hereto (constituting Required Lenders under the Credit Agreement) are willing, subject to the terms and conditions set forth herein, to amend the Credit Agreement as provided for herein;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
2.    Amendments to the Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Intercreditor Agreement” and “Senior Secured Debt” in their entirety with the following definitions:
“Intercreditor Agreement” shall mean an intercreditor agreement between (a) the Administrative Agent and (b) the administrative agent for the New Term Loan Lenders, to be entered into in connection with entry into the New Term Loan Credit Documents, in form and substance reasonably satisfactory to the Administrative Agent.
“Senior Secured Debt” shall mean the aggregate principal amount of all Indebtedness under the Loan Documents and the New Term Loan Credit Documents.
(b)    Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Permitted Liens” by replacing clause (xiv) thereof in its entirety as follows:
(xiv)    Liens securing the obligations under the New Term Loan Credit Documents; and
(c)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:
“New Term Loan Agreement” means that certain Term Loan Credit Agreement to be entered into by and among the Borrower, certain lenders and SunTrust Bank, as administrative agent, which Term Loan Credit Agreement shall be on terms consistent with the terms previously disclosed to the Administrative Agent and the Lenders.
“New Term Loan Credit Documents” shall mean the New Term Loan Credit Agreement and all “Loan Documents” or such similar term (as defined in the New Term Loan Credit Agreement).
“New Term Loan Debt” shall mean the New Term Loans, the Guarantees by the Guarantors of the obligations in respect thereof and any other Indebtedness under the New Term Loan Credit Documents, which will be secured by the Collateral on a pari passu basis with the Secured Obligations (as defined in the Security Agreement).
“New Term Loan Lenders” shall have the meaning given to it in Section 2.12(a).
“New Term Loan Secured Parties” shall mean the secured parties in respect of the New Term Loan Credit Documents.
“New Term Loans” shall mean the term loans in a principal amount not to exceed $200,000,000 in the aggregate under the New Term Loan Agreement.
(d)    Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “364-Day Term Loan Credit Agreement”, “364-Day Term Loan Credit Documents”, “364-Day Term Loan Debt”, “364-Day Term Loan Lenders”, “364-Day Term Loan Secured Parties” and “364-Day Term Loans” in their entirety.
(e)    Section 2.12(a) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(a)    The Borrower shall prepay the Term Loans held by the Lenders electing to receive a prepayment of the Term Loans from the proceeds of any sale or disposition by the Borrower or such Subsidiary of any of the Collateral (excluding (i) sales of inventory in the ordinary course of business, (ii) Designated Asset Sales and (iii) sales or dispositions among the Borrower and its Subsidiaries), to the extent required under this Section 2.12(a). To the extent that the Borrower or any of its Subsidiaries applies the cash proceeds from such asset sale (or a portion thereof) (net of commissions and other reasonable and customary transaction costs, fees, reserves and expenses properly attributable to such transaction and payable by such Borrower in connection therewith (in each case, if paid to an Affiliate, subject to Section 7.7) or under the clauses first and second of Section 2.12(b)) within 300 days of receipt of such net cash proceeds to purchase replacement or other fixed assets for use in the operations of the Borrower or any of its Subsidiaries, then no prepayment shall be required in respect of the net cash proceeds (or portion thereof so applied) from such asset sale. In the event that the Borrower or any of its Subsidiaries has not applied the cash proceeds from such asset sale in accordance with the preceding sentence (the amount of such unapplied cash proceeds being the “Excess Proceeds”), the Borrower shall, within 10 days after the end of the applicable 300-day period, make an offer (i) to each Lender to prepay the Term Loans of such Lender and (ii) to the extent the New Term Loan Credit Agreement is then in effect and requires such a prepayment, to each lender party thereto (the “New Term Loan Lenders”) to prepay the New Term Loans, on a pro rata basis based on the principal amount of the Term Loans and the New Term Loans then outstanding, in an aggregate principal amount for all the Lenders and the New Term Loan Lenders equal to the amount of such Excess Proceeds. Each such prepayment offer shall be in writing and shall specify the aggregate amount of Excess Proceeds. Each Lender electing to receive such prepayment shall notify the Borrower of its election in writing within 5 days after its receipt of Borrower’s prepayment offer. The Borrower shall pay each Lender and each New Term Loan Lender that has accepted such offer of prepayment its pro rata share of such Excess Proceeds on the 20th day after the end of the applicable 300-day period. In the event that any Lender or New Term Loan Lender elects not to receive a prepayment so offered by the Borrower, the Borrower or applicable Subsidiary shall retain such net proceeds that was offered to such non-electing Lender or non-electing New Term Loan Lender, as applicable. Any such prepayment on account of the Term Loans shall be applied in accordance with paragraph (b) below.
(f)    Section 2.20(e) of the Credit Agreement is hereby amended by replacing each reference to “Internal Revenue Service Form W-8BEN” with a reference to “Internal Revenue Service Form W-8BEN or W-8BEN-E”.
(g)    Section 2.23(a) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
(a)    So long as no Event of Default has occurred and is continuing, from time to time after the Closing Date, Borrower may, upon at least 20 days’ prior written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the Aggregate Revolving Commitments (such increase, the “Additional Revolving Commitment Amount”) or the Aggregate Term Loan Commitments (such increase, the “Additional Term Loan Commitment Amount”), or a combination thereof, by an aggregate amount not to exceed (x) $200,000,000, less (y) to the extent that the New Term Loan Credit Agreement is in effect on the date of any such proposal by the Borrower, the aggregate principal amount of the New Term Loans outstanding thereunder on such date (the total amount of the Additional Revolving Commitment Amount and the Additional Term Loan Commitment Amount, the “Additional Commitment Amount”) by designating another bank or financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment or its Term Loan Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any bank or financial institution that is not then an existing Lender under this Agreement must be acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld or delayed. The sum of the increases in the Revolving Commitments and the Term Loan Commitments of the existing Lenders pursuant to this subsection (b) plus the Revolving Commitments and the Term Loan Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment, its Term Loan Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment, its Term Loan Commitment or a combination thereof shall be made in its sole discretion independently from any other Lender.
(h)    Section 7.1 of the Credit Agreement is hereby amended by replacing clause (e) of such Section in its entirety with the following:
(e)    the New Term Loan Debt and Permitted Refinancing Indebtedness in respect thereof; and
(i)    Section 7.8 of the Credit Agreement is hereby amended by replacing the reference to the phrase “364-Day Term Loan Debt” with the phrase “New Term Loan Debt”.
(j)    Section 10.17 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
Section 10.17    Intercreditor Agreement. The Lenders, the Swingline Lender and the Issuing Bank acknowledge that the obligations of the Borrower and the Guarantors in respect of the New Term Loan Debt will be secured by Liens on the Collateral on a pari passu basis with the Secured Obligations. In connection with the incurrence of the New Term Loan Debt, the Administrative Agent shall, enter into the Intercreditor Agreement establishing the relative rights of the Secured Parties and the New Term Loan Secured Parties with respect to the Collateral and certain related matters. The Lenders, the Swingline Lender and the Issuing Bank hereby irrevocably (i) consent to such pari passu treatment of Liens to be provided for under the New Term Loan Credit Documents and the Intercreditor Agreement, (ii) authorize the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of, and without any further consent, authorization or other action by, any Lender, the Swingline Lender or the Issuing Bank, (iii) agree that, upon the execution and delivery thereof and so long as it is in effect, the Lenders, the Swingline Lender and the Issuing Bank will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (iv) agree that none of the Lenders, the Swingline Lender or the Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.17 or in accordance with the terms of the Intercreditor Agreement. The Lenders, the Swingline Lender and the Issuing Bank hereby further irrevocably authorize the Administrative Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal or refinancing of any Loans, any amendment, restatement, supplement or other modification of the New Term Loan Credit Documents or any Permitted Refinancing Indebtedness in respect of the New Term Loan Debt as are reasonably acceptable to the Administrative Agent, in its sole discretion, to give effect thereto, in each case on behalf of, and without any further consent, authorization or other action by, any Lender, the Swingline Lender or the Issuing Bank. The Administrative Agent shall have the benefit of the provisions of Article IX with respect to all actions referred to in this Section 10.17 and all actions taken or omitted to be taken by it in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

3.    Certain Other Agreements. The Lenders party hereto, the Swingline Lender and the Issuing Bank, acknowledge that the obligations of the Borrower and the Guarantors in respect of the New Term Loan Debt will be secured by Liens on the Collateral on a pari passu basis with the Secured Obligations and make such further acknowledgments, agreements, authorizations and directions as are set forth in Section 10.17 of the Credit Agreement, as amended in accordance with this Amendment.
4.    Conditions to Effectiveness of this Amendment. It is understood and agreed that this Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay on or prior to the date that this Amendment becomes effective to the Administrative Agent or any of its affiliates in connection with this Amendment, (ii) reimbursement or payment of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent) for which invoices (including estimated expenses) have been presented to the Borrower at least two (2) days before the Effective Date unless otherwise agreed by the Borrower and the Administrative Agent, and (iii) executed counterparts to this Amendment from the Borrower and the Required Lenders.
5.    Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
(a)    The execution and delivery by the Borrower of this Amendment are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action;

(b)    The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries prohibited under the Loan Documents;

(c)    This Amendment has been duly executed and delivered for the benefit of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(d)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

(e)    Since March 31, 2015, there has not occurred any event that has had or could reasonably be expected to have, a Material Adverse Effect.

6.    Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower (to the extent that the Borrower is a party thereto) to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
8.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
9.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
10.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in .pdf form shall be as effective as delivery of a manually executed counterpart hereof.
11.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
12.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

BRISTOW GROUP INC.

By:	/s/ Joseph A. Baj
Name: Joseph A. Baj.
Title: Vice President and Treasurer

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Director

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Kevin Sparks
Name: Kevin Sparks
Title: Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

BARCLAYS BANK PLC

By:	/s/ Kayode Sulola
Name: Kayode Sulola
Title: Assistant Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ DeVon J. Lang
Name: DeVon J. Lang
Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

Bank of America, N.A., as Co-Syndication Agent and as a Lender

By:	/s/ Juan Trejo
Name: Juan Trejo
Title: Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

CITIBANK, N.A.

By:	/s/ Rob Malleck
Name: Rob Malleck
Title: Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

COMPASS BANK

By:	/s/ Frank Carvelli
Name: Frank Carvelli
Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Michael Moreno
Name: Michael Moreno
Title: Authorized Signatory

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

FIFTH THIRD BANK

By:	/s/ Christopher Mosley
Name: Christopher Mosley
Title: Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

HSBC BANK USA, N.A.

By:	/s/ Sarah Knudsen
Name: Sarah Knudsen
Title: Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas Okamoto
Name: Thomas Okamoto
Title: Authorized Officer

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Christian S. Brown
Name: Christian S. Brown
Title: Managing Director

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

TRUSTMARK NATIONAL BANK

By:	/s/ Jeff Deutsch
Name: Jeff Deutsch
Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Kara Van Duzee
Name: Kara Van Duzee
Title: Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

WELLS FARGO BANK, N.A.

By:	/s/ Donald W. Herrick, Jr.
Name: Donald W. Herrick, Jr.
Title: Director

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]

WHITNEY BANK

By:	/s/ Gregory J. Zaunbrecher
Name: Gregory J. Zaunbrecher
Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Revolving Credit and Term Loan Agreement]